Exhibit 99.1

TESSCO Reports First Quarter Fiscal Year 2015 Earnings

Revenues Increase 6% Year over Year and 23% Sequentially

Declares Dividend of $0.20 per Share

Maintains EPS Guidance Range for Fiscal 2015 of $2.05 to $2.15

HUNT VALLEY, MD,  July 23, 2014-- TESSCO (NASDAQ: TESS), Your Total Source® for the product and value chain solutions to build, use and resell wireless systems, today reported its first quarter results for the period ended June 29, 2014.

Financial Highlights

	First Quarter 2015	First Quarter 2014
Revenue	$152.9M	$144.1M
Diluted EPS	$0.44	$0.51
EBITDA* per share	$0.86	$0.98
Operating margin	4.0%	4.8%
Cash from operations	($2.8M)	($10.4M)
Cash balance	$6.2M	$0.4M

Market Highlights for Revenue over First Quarter of Fiscal Year 2014:

•	Public carriers, contractors & program managers increased 11%
•	Private and government system operators grew 4%
•	Commercial dealers & resellers increased 6%
•	Retailer, independent dealer agents & carriers were up 3%

“I am pleased that we began our new fiscal year in line with our expectations, delivering revenue growth of 23% sequentially and 6% year over year, including growth in each of our markets. Our transformation strategy and financial foundation are strong. We are well positioned to leverage the opportunities we are seeing as the result of the convergence of wireless and the Internet, by assisting  customers to build, use and maintain the new wireless voice, data and video systems,” said Robert Barnhill, TESSCO Chairman and CEO.

“Our strategic initiatives promise to transform the way we deliver value to our customers, enhance the ways we go to market and drive operational productivity. The execution of these initiatives requires prudent investment in talent and technology and as a result, revenue growth may outpace earnings in the short term. However, as our initiatives continue to take hold, we expect to see accelerated revenue growth, and operational productivity, all resulting in bottom line growth.

Our entire team is intensely focused on aggressive growth in the value we deliver to our customers and our shareowners,” Barnhill concluded.

First-Quarter Fiscal 2015 Financial Results

For the fiscal 2015 first quarter, revenues totaled $152.9 million compared with $144.1 million in the first quarter of the prior year.

First-quarter fiscal 2015 gross profit was $35.2 million compared with $35.4 million in the year-ago quarter. Gross margin was 23.0% of revenue compared with 24.6% in last year’s first quarter.  The lower gross margin was primarily due to product mix.

Selling, general and administrative (SG&A) expenses were $29.2 million, compared with $28.5 million in last year's first quarter, primarily due to increased expenses associated with  investments in talent and technology. Operating margin was 4.0% versus 4.8% in the prior-year quarter.

Net income and diluted earnings per share totaled $3.7 million and $0.44 for the first quarter of fiscal 2015, respectively, compared with $4.3 million and $0.51 for the prior-year quarter, respectively.

EBITDA* totaled $7.2 million, or $0.86 per diluted share, in the first quarter of fiscal 2015, compared with $8.2 million, or $0.98 per diluted share, in the prior-year quarter.

Quarterly Cash Dividends

The Board of Directors declared a quarterly cash dividend of $0.20 per common share payable on August 20, 2014 to holders of record on August 6, 2014. Any future declaration of dividends, and the establishment of record and payment dates, is subject to future determinations of the Board of Directors.

Business Outlook

The Company is maintaining EPS guidance for fiscal year 2015 in the range of $2.05 to $2.15. As TESSCO's fiscal year progresses and visibility increases, management may review and update its financial targets as appropriate.

Forecasting future results is inherently difficult for any business, and actual results may differ materially from those forecasted. The nature of the business is that TESSCO typically ships products within several days after booking orders. The lack of an order backlog makes it even more difficult to forecast future results. The Business Outlook published in this press release reflects only the Company's current best estimate and the Company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

First-Quarter Fiscal 2015 Conference Call

Management will host a conference call to discuss its first-quarter 2015 results on Wednesday, July 23, 2014 at 5:00 PM ET. To participate in the conference call, please call: 866-318-8620 (domestic call-in) or 617-399-5139 (international call-in) and reference code #15288022.

A live webcast of the conference call will be available at www.tessco.com/go/corporatepresentations. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 9:00 p.m. ET on July 23, 2014 until 11:59 p.m. ET on July 30, 2014 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and entering confirmation #24768362. An archived replay of the conference call will also be available on the company's website at www.tessco.com/go/corporatepresentations.

*Non-GAAP Information

EBITDA and Adjusted EBITDA are measures used by management to evaluate the Company's ongoing operations and as general indicators of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).  EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus stock compensation expense.  Management believes EBITDA, Adjusted EBITDA as well as EBITDA and Adjusted EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company's presentation of EBITDA, Adjusted EBITDA and EBITDA and Adjusted EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA and Adjusted EBITDA are not  recognized terms under GAAP and do not purport to be alternatives to net income as measures of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA and Adjusted EBITDA per diluted share are also non-GAAP calculations defined as EBITDA or Adjusted EBITDA divided by the Company's diluted weighted average shares outstanding. Additionally, EBITDA or Adjusted EBITDA are not intended to be measures of free cash flow for management's discretionary use, as they does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA and Adjusted EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the Company's loan agreements. The definition of EBITDA as used in the Company's loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the Company's non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO

TESSCO Technologies Inc. (TESS) makes wireless work. The convergence of wireless and the Internet is creating opportunities for new applications that revolutionize the way we live, work and play. TESSCO Technologies enables organizations to capitalize on these opportunities while providing an extraordinary business experience. We deliver the knowledge, product and supply-chain solutions required to build, use, maintain and resell wireless voice, data and video systems. The Company is a component of the Russell 2000® index.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion under the heading "Business Outlook," contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers', vendors' and affinity partners' business; economic conditions that may impact customers' ability to fund or pay for our products and services; changes in customer and product mix that affects gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; claims against us for breach of the intellectual property rights of third parties; product liability claims; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

or

David Calusdian
Sharon Merrill
617-542-5300
TESS@investorrelations.com

TESSCO Technologies Incorporated
Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended
	June 29, 2014	March 30, 2014	June 30, 2013

Revenues	$152,946,300	$124,536,600	$144,108,800
Cost of goods sold	117,697,500	94,451,800	108,670,900
Gross profit	35,248,800	30,084,800	35,437,900
Selling, general and administrative expenses	29,176,400	25,315,700	28,474,100
Income from operations	6,072,400	4,769,100	6,963,800
Interest, net	28,400	18,300	54,600
Income before provision for income taxes	6,044,000	4,750,800	6,909,200
Provision for income taxes	2,372,600	1,795,500	2,617,000
Net income	$3,671,400	$2,955,300	$4,292,200

Basic earnings per share	$0.44	$0.36	$0.53
Diluted earnings per share	$0.44	$0.35	$0.51

TESSCO Technologies Incorporated
Consolidated Balance Sheets

	June 29, 2014	March 30, 2014
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$6,236,200	$11,467,900
Trade accounts receivable, net	80,678,500	67,495,700
Product inventory	73,015,800	61,955,700
Deferred tax assets	6,922,600	6,913,000
Prepaid expenses and other current assets	4,736,100	2,336,600
Total current assets	171,589,200	150,168,900

Property and equipment, net	22,087,200	22,765,400
Goodwill, net	11,684,700	11,684,700
Other long-term assets	2,341,300	2,341,300
Total assets	$207,702,400	$186,960,300

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$71,855,400	$50,756,900
Payroll, benefits and taxes	5,178,300	7,670,100
Income and sales tax liabilities	2,260,700	2,477,700
Accrued expenses and other current liabilities	1,138,400	923,600
Revolving line of credit	--	--
Current portion of long-term debt	250,200	250,200
Total current liabilities	80,683,000	62,078,500

Deferred tax liabilities	4,260,700	4,260,700
Long-term debt, net of current portion	2,145,700	2,208,200
Other long-term liabilities	3,490,200	3,584,800
Total liabilities	90,579,600	72,132,200

Shareholders’ Equity:
Preferred stock	--	--
Common stock	95,700	94,200
Additional paid-in capital	55,679,800	53,987,700
Treasury stock, at cost	(51,488,800)	(50,084,600)
Retained earnings	112,836,100	110,830,800
Total shareholders’ equity	117,122,800	114,828,100

Total liabilities and shareholders' equity	$207,702,400	$186,960,300

TESSCO Technologies Incorporated
Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and
Amortization (EBITDA) and Adjusted EBITDA (Unaudited)

	Fiscal Quarters Ended
	June 29, 2014	March 30, 2014	June 30, 2013
Net income	$3,671,400	$2,955,300	$4,292,200
Add:
Provision for income taxes	2,372,600	1,795,500	2,617,000
Interest, net	28,400	18,300	54,600
Depreciation and amortization	1,167,800	1,149,600	1,212,900
EBITDA	7,240,200	5,918,700	8,176,700
Add: Stock based compensation	449,600	492,100	579,900
Adjusted EBITDA	$7,689,800	$6,410,800	$8,756,600
EBITDA per diluted share	$0.86	$0.70	$0.98
Adjusted EBITDA per diluted share	$0.91	$0.76	$1.04

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

Three months ended June 29, 2014

Market Revenues
Public Carriers, Contractors & Program Managers	$41,418
Private & Government System Operators	29,004
Commercial Dealers & Resellers	38,284
Retailer, Independent Dealer Agents & Carriers	44,240
Revenue, excluding Major 3PL relationship	152,946
Major 3PL relationship	--
Total revenues	152,946

Gross Profit
Public Carriers, Contractors & Program Managers	7,193
Private & Government System Operators	7,913
Commercial Dealers & Resellers	10,637
Retailer, Independent Dealer Agents & Carriers	9,506
Gross profit, excluding Major 3PL relationship	35,249
% of revenues	23.0%
Major 3PL relationship	--
Total gross profit	35,249
% of revenues	23.0%

Direct expenses	18,790
Segment net profit contribution	16,459
% of revenues	10.8%
Corporate support expenses*	10,415
Income before provision for income taxes	$6,044
% of revenues	4.0%

Growth Rates Compared to Prior Year Period:
Revenues
Public Carriers, Contractors & Program Managers	10.8%
Private & Government System Operators	4.0%
Commercial Dealers & Resellers	6.2%
Retailer, Independent Dealer Agents & Carriers	3.4%
Revenue, excluding Major 3PL relationship	6.1%
Major 3PL relationship	--
Total revenues	6.1%

Gross Profit
Public Carriers, Contractors & Program Managers	-8.9%
Private & Government System Operators	1.4%
Commercial Dealers & Resellers	3.8%
Retailer, Independent Dealer Agents & Carriers	0.1%
Gross profit, excluding Major 3PL relationship	-0.5%
Major 3PL relationship	--
Total gross profit	-0.5%

Direct expenses	6.7%
Segment net profit contribution	-7.7%
Corporate support expenses*	-4.6%
Income before provision for income taxes	-12.5%

*	Includes corporate overhead, facilities expense, depreciation, interest and company-wide pay-for-performance bonus expense

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands)

Three months ended June 29,2014
Revenues
Base station infrastructure	$62,887
Network systems	30,544
Installation, test and maintenance	10,922
Mobile device accessories	48,593
Total revenues	152,946

Gross Profit
Base station infrastructure	17,075
Network systems	4,685
Installation, test and maintenance	2,533
Mobile device accessories	10,956
Total gross profit	$35,249
% of revenues	23.0%

Growth Rates Compared to Prior Year Period

Revenues
Base station infrastructure	-9.6%
Network systems	60.2%
Installation, test and maintenance	11.9%
Mobile device accessories	6.2%
Total revenues	6.1%

Gross Profit
Base station infrastructure	-9.6%
Network systems	22.7%
Installation, test and maintenance	7.8%
Mobile device accessories	5.5%
Total gross profit	-0.5%